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                                                                   EXHIBIT 23.6




                                 [LETTERHEAD]



                                 May 6, 1996


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated March 28, 1996, with respect to the financial statements of AACS Communications, Inc. included in the Registration
Statement (Form S-3 No. 33-     ) and the related Prospectus for ProNet Inc.
dated              .

We also consent to the incorporation by reference in the Registration
Statements:

       Form S-8        No. 33-18977        1987 Stock Option Plan

       Form S-8        No. 33-52606        1987 Stock Option Plan

       Form S-8        No. 33-80382        1994 Stock Option Plan

       Form S-8        No. 33-81220        Non-Employee Director Stock
                                            Option Plan

       Form S-8        No. 33-66193        1995 Long-Term Incentive Plan

       Form S-3        No. 33-61279        2,000,000 Shares registered


                                                  [SIGCUT]

                            /s/ SPILLAR, MITCHUM, EATON & BICKNELL, L.L.P.

                                SPILLAR, MITCHUM, EATON & BICKNELL, L.L.P.